SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) April 9, 1996

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



   Pennsylvania                 0-10822            25-1229323
(State of other jurisdiction  (Commission        (IRS Employer
     of incorporation)         File Number)    Identification no.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
     (Address of principal executive offices)    ( Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)

Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               On April 9, 1996, Biocontrol Technology, Inc. announced that proxy returns for its Special Shareholders' Meeting on this Thursday, April 11, have exceeded 80% of those eligible to vote, and of those voting to date, over 92% have voted in favor of the Company's proposal to increase its number of authorized shares.
               The Company also stated that for security purposes anyone wishing to enter the shareholders' meeting on April 11 must show a picture ID.
               Biocontrol further announced that the Food and Drug Administration (FDA) has requested the Company to submit a new 510(k) Notification with the data obtained from the Diasensor 1000 noninvasive glucose sensor production model.
               The Company further announced today that the Pennsylvania Securities Commission has requested a list of Diasense, Inc. (subsidiary of BICO) shareholders. The Company had already begun its own internal investigation before being contacted by the PA SC, and is voluntarily cooperating with their request to be sure that the Company's directives on stock sales were properly followed.

 Item 6.  Resignation of Registrant's Directors.
          Not Applicable


Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - News Release

                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.


                              by /s/    Fred E. Cooper
                              Fred E. Cooper, CEO
DATED: April 9, 1996